INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF
USG BORAL BUILDING PRODUCTS PTE. LIMITED

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of USG Boral Building Products Pte. Limited (the “company”) and its subsidiaries (the “group”), which comprise the consolidated statement of financial position of the group as of June 30, 2014, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows of the group for the period from January 14, 2014 (date of incorporation) to June 30, 2014, and the related notes to the consolidated financial statements.

Directors’ Responsibility for the Consolidated Financial Statements

The directors of the company are responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the group’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the group’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Forward)

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF

USG BORAL BUILDING PRODUCTS PTE. LIMITED

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USG Boral Building Products Pte. Limited and its subsidiaries as of June 30, 2014, and the results of their operations and their cash flows for the period from January 14, 2014 (date of incorporation) to June 30, 2014 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ DELOITTE
DELOITTE
AF 0080
Chartered Accountants

February 10, 2015

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2015 (Unaudited) AND JUNE 30, 2014

Note	2015	2014
	US$’000	US$’000
	Unaudited

ASSETS

Current assets
Cash and cash equivalents	6	119,196	117,077
Trade and other receivables	7	99,273	108,589
Prepayments		3,830	4,283
Tax recoverable		1,616	2,695
Derivative financial instruments	8	2	310
Inventories	9	49,881	51,494

Total current assets		273,798	284,448

Non-current assets
Other receivables	7	6,691	9,902
Property, plant and equipment	10	533,093	528,689
Intangible assets	11	101,550	112,136
Goodwill	12	421,544	444,613
Investment in associates	14	51,720	54,434
Deferred tax assets	15	11,443	11,818

Total non-current assets		1,126,041	1,161,592

Total assets		1,399,839	1,446,040

LIABILITIES AND EQUITY

Current liabilities
Trade and other payables	16	134,867	145,295
Provisions	17	15	641
Loans and borrowings	18	24,073	23,149
Tax liabilities		9,301	8,030
Derivative financial instruments	8	1,807	115

Total current liabilities		170,063	177,230

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2015 (Unaudited) AND JUNE 30, 2014

Note	2015	2014
	US$’000	US$’000
	Unaudited

Non-current liabilities
Retirement benefit obligations	19	11,068	11,575
Provisions	17	59	42
Loans and borrowings	18	43,493	50,490
Deferred tax liabilities	15	25,747	28,425

Total non-current liabilities		80,367	90,532

Capital, reserves and non-controlling interests
Share capital	20	1,022,944	1,022,944
Reserves	21	(4,419)	49,768
Retained earnings		35,795	7,249

Equity attributable to owners of the company		1,054,320	1,079,961
Non-controlling interests		95,089	98,317

Total equity		1,149,409	1,178,278

Total liabilities and equity		1,399,839	1,446,040

See accompanying notes to the consolidated financial statements.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Note	2015	2014
	US$’000	US$’000
	Unaudited

Revenue	22	700,862	246,708
Cost of sales		(530,421)	(185,907)

Gross profit		170,441	60,801

Other income		1,077	377
Finance income		3,132	1,780
Distribution expenses		(36,347)	(11,092)
Administrative expenses		(58,937)	(34,284)
Finance costs	23	(5,276)	(2,664)
Share of loss of associates	14	(1,034)	(866)

Profit before income tax		73,056	14,052
Income tax expense	24	(20,755)	(4,869)

Profit for the year	25	52,301	9,183

Other comprehensive income (loss):
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on pension		121	98

Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations		(56,181)	15,294
(Losses) Gains on cash flow hedges		(543)	377

Other comprehensive (loss) income for the financial year/period, net of tax		(56,603)	15,769

Total comprehensive (loss) income for the financial year/period		(4,302)	24,952

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Note	2015	2014
	US$’000	US$’000
	Unaudited

Profit attributable to:
Owners of the company	46,229	7,249
Non-controlling interests	6,072	1,934

	52,301	9,183

Total comprehensive income (loss) attributable to:
Owners of the company	(7,958)	22,826
Non-controlling interests	3,656	2,126

	(4,302)	24,952

See accompanying notes to the consolidated financial statements.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Share capital	Other capital reserve	Translation reserve	Hedging reserve	Pension reserve	Retained earnings	Attributable to owners of the company	Non -controlling interests	Total
US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

Balance at July 1, 2014 – Unaudited	1,022,944	34,191	15,102	377	98	7,249	1,079,961	98,317	1,178,278
Total comprehensive income for the year
Profit for the year	-	-	-	-	-	46,229	46,229	6,072	52,301
Other comprehensive income (loss) for the year	-	-	(53,765)	(543)	121	-	(54,187)	(2,416)	(56,603)
Total	-	-	(53,765)	(543)	121	46,229	(7,958)	3,656	(4,302)
Dividends paid, representing transactions with owners, recognised directly in equity (Note 26)	-	-	-	-	-	(17,683)	(17,683)	(6,884)	(24,567)

Balance at June 30, 2015 -Unaudited	1,022,944	34,191	(38,663)	(166)	219	35,795	1,054,320	95,089	1,149,409

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Share capital	Other capital reserve	Translation reserve	Hedging reserve	Pension reserve	Retained earnings	Attributable to owners of the company	Non -controlling interests	Total
US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

Balance at January 14, 2014 (date of incorporation) (Note 20)	-	-	-	-	-	-	-	-	-
Transactions with owners, recognised directly in equity
Issue of share capital (Notes 20 & 21)	1,022,944	34,191	-	-	-	-	1,057,135	-	1,057,135
Acquisition of Subsidiaries (Note 27)	-	-	-	-	-	-	-	100,560	100,560
Total comprehensive income for the period
Profit for the financial period	-	-	-	-	-	7,249	7,249	1,934	9,183
Other comprehensive income for the financial year	-	-	15,102	377	98	-	15,577	192	15,769
Total	-	-	15,102	377	98	7,249	22,826	2,126	24,952
Dividends paid by a subsidiary (Note 26)	-	-	-	-	-	-	-	(4,369)	(4,369)

Balance at June 30, 2014	$1,022,944	34,191	15,102	377	98	7,249	1,079,961	98,317	1,178,278
See accompanying notes to the consolidated financial statements.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Note	2015	2014
	US$’000 Unaudited	US$’000

Operating activities
Profit for the year/period		52,301	9,183
Adjustments for:
Income tax expense recognised in profit or loss		20,755	4,869
Share of loss of associates		1,034	866
Depreciation of property, plant and equipment		38,153	6,619
Amortisation of intangible assets		9,511	3,192
Gain on disposal of property, plant and equipment		(190)	(21)
Unrealised foreign exchange loss (gain)		221	(356)
Allowance for doubtful debts		399	1,549
Reversal of allowance for doubtful debts		(469)	(387)
Finance costs		5,276	2,664
Retirement benefits expenses		4,591	1,924
Allowance for inventory obsolescence		430	1749
Reversal of allowance for inventory obsolescence		(2,485)	-
Finance income		(3,132)	(1,780)

Operating cash flows before movements in working capital		126,395	30,071

Inventories		3,668	544
Trade and other receivables		12,498	(25,539)
Prepayments		453	189
Provisions		(609)	568
Trade and other payables		(10,428)	35,736

Cash generated from operations		131,977	41,569
Income tax (paid) refunded		(20,708)	5,298
Retirement benefit obligations paid		(2,582)	(1,034)

Net cash from operating activities		108,687	45,833

Investing activities
Interest received		3,132	1,780
Dividends received from associate		1,680	-
Purchase of property, plant and equipment		(68,651)	(14,935)
Additions of intangible assets		(103)	(31)
Cash acquired from acquisition of subsidiaries	27	-	96,541
Proceeds on disposal of property, plant and equipment		821	2,559

Net cash (used in) from investing activities		(63,121)	85,914
(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2015 (Unaudited)
(With comparative figures from the period January 14, 2014 (date of incorporation) to June 30, 2014)

Note	2015	2014
	US$’000	US$’000
	Unaudited

Financing activities
Interest paid		(5,276)	(2,664)
Repayment of loans and borrowings		(140,663)	(24,527)
Proceeds from loans and borrowings		135,716	13,435
Dividends to a non-controlling interests		(6,884)	(4,369)
Dividends to a owners of the company		(17,683)	-

Net cash used in financing activities		(34,790)	(18,125)

Net increase in cash and cash equivalents		10,776	113,622

Cash and Cash Equivalents at beginning of year/ period		117,077	-
Effects of exchange rate changes on the balance of cash held in foreign currencies		(8,657)	3,455

Cash and Cash Equivalents at the end of financial year/period	6	119,196	117,077

See accompanying notes to the consolidated financial statements.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

1	GENERAL

The company (Registration No. 201401466N) is incorporated in Singapore with its principal place of business and registered office at 8 Boon Lay Way, #02-05/06 Tradehub 21, Singapore 609964. The financial statements are expressed in United States Dollars, and all values are rounded to the nearest thousand (US$’000), unless otherwise indicated.

The principal activity of the company is that of an investment holding company.

The group is the leading multi-country plasterboard producer in Asia, with manufacturing sites in China, Thailand, Indonesia, South Korea, Vietnam, India, Malaysia, Philippines and Oman. In addition to plasterboard manufacturing plants, the group also has ceiling tile plants, metal roll forming lines and facilities for the production of jointing compounds and industrial plasters throughout the region, as well as a gypsum mine in Oman and Thailand.

The principal activities of the subsidiaries and associates are disclosed in Note 13 and Note 14 to the consolidated financial statements.

The consolidated financial statements of the group for the year ended June 30, 2015 were authorised for issue by management on February 10, 2016.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING - The consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the group takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Shared-based Payments, leasing transactions that are within the scope of IAS 17 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

ADOPTION OF NEW AND REVISED STANDARDS -     At the date of authorisation of these consolidated financial statements, the following IFRS and amendments to IFRS that are relevant to the group were issued but not effective:

IFRS 9	Financial Instruments [1]
IFRS 15	Revenue from Contracts with Customers [1]
Amendments to IFRS 10, IFRS 12 and IAS 28	Investment Entities: Applying the Consolidation Exception [2]
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associates or Joint Venture [2]
Amendments to IFRS 11	Accounting for Acquisition of Interest in Joint Operations [2]
Amendments to IAS 1	Disclosure Initiative [2]
Amendments to IAS 16 and IAS 38	Clarification of Acceptable Methods of Depreciation and Amortisation [2]
Amendments to IAS 16 and IAS 41	Agriculture: Bearer Plants [2]
Amendments to IAS 27	Equity Method in Separate Financial Statements [2]
Amendments to IFRSs	Annual Improvements to IFRSs 2013-2015 Cycle [2]

[1]	Effective for annual periods beginning on or after January 1, 2018, with earlier application permitted
2    Effective for annual periods beginning on or after January 1, 2017

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The directors anticipate that the adoption of the above IFRS and amendments to IFRS in future periods will not have a material impact on the financial statements of the group in the period of their adoption.

BASIS OF CONSOLIDATION - The consolidated financial statements incorporate the financial statements of the company and entities (including structured entities) controlled by the company and its subsidiaries. Control is achieved when the company:

•	Has power over the investee;

•	Is exposed, or has rights, to variable returns from its involvement with the investee; and

•	Has the ability to use its power to affect its returns.

The company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The company considers all relevant facts and circumstances in assessing whether or not the company’s voting rights in an investee are sufficient to give it power, including:

•	The size of the company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

•	Potential voting rights held by the company, other vote holders or other parties;

•	Rights arising from other contractual arrangements; and

•
Any additional facts and circumstances that indicate that the company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Consolidation of a subsidiary begins when the company obtains control over the subsidiary and ceases when the company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the period are included in the consolidated statement of profit or loss and other comprehensive income from the date the company gains control until the date when the company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the group’s accounting policies.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Changes in the group’s ownership interests in existing subsidiaries

Changes in the group’s ownership interests in subsidiaries that do not result in the group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to owners of the company.

When the group loses control of a subsidiary, a gain or loss is recognised in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognised in other comprehensive income in relation to that subsidiary are accounted for as if the group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39, when applicable, the cost on initial recognition of an investment in an associate.

BUSINESS COMBINATIONS - Acquisitions of subsidiaries and businesses are accounted for using the acquisition method. The consideration for each acquisition is measured at the aggregate of the acquisition date fair values of assets given, liabilities incurred by the group to the former owners of the acquiree, and equity interests issued by the group in exchange for control of the acquiree. Acquisition-related costs are recognised in profit or loss as incurred.

Where applicable, the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, measured at its acquisition-date fair value. Subsequent changes in such fair values are adjusted against the cost of acquisition where they qualify as measurement period adjustments (see below). The subsequent accounting for changes in the fair value of the contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IAS 39 Financial Instruments: Recognition and Measurement, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognised in profit or loss.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Where a business combination is achieved in stages, the group’s previously held interests in the acquired entity are remeasured to fair value at the acquisition date (i.e. the date the group attains control) and the resulting gain or loss, if any, is recognised in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognised in other comprehensive income are reclassified to profit or loss, where such treatment would be appropriate if that interest were disposed of.

The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under the IFRS are recognised at their fair value at the acquisition date, except that:

•
Deferred tax assets or liabilities and liabilities or assets related to employee benefit arrangements are recognised and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively;

•
Liabilities or equity instruments related to share-based payment transactions of the acquiree or the replacement of an acquiree’s share-based payment awards transactions with share-based payment awards transactions of the acquirer in accordance with the method in IFRS 2 Share-based Payment at the acquisition date; and

•	Assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that Standard.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interests’ proportionate share of the recognised amounts of the acquiree’s identifiable net assets. The choice of measurement basis is made on a transaction-by-transaction basis. Other types of non-controlling interests are measured at fair value or, when applicable, on the basis specified in another IFRS.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the group reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period (see below), or additional assets or liabilities are recognised, to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the amounts recognised as of that date.

The measurement period is the period from the date of acquisition to the date the group obtains complete information about facts and circumstances that existed as of the acquisition date and is subject to a maximum of one year from acquisition date.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

FINANCIAL INSTRUMENTS - Financial assets and financial liabilities are recognised on the group’s statement of financial position when the group becomes a party to the contractual provisions of the instrument.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a financial instrument and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial instrument, or where appropriate, a shorter period. Income and expense is recognised on an effective interest basis for debt instruments.

Financial assets

All financial assets are recognised and de-recognised on a trade date basis where the purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value plus transaction costs, except for those financial assets classified as at fair value through profit or loss which are initially measured at fair value.

Financial assets are classified into the following specified categories: financial assets “at fair value through profit or loss”, “held-to-maturity investments”, “available-for-sale” financial assets and “loans and receivables”. The classification depends on the nature and purpose of financial assets and is determined at the time of initial recognition.

Loans and receivables

Trade and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as “loans and receivables”. Loans and receivables are measured at amortised cost using the effective interest method less impairment. Interest is recognised by applying the effective interest method, except for short-term receivables when the effect of discounting is immaterial.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)
Impairment of financial assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include:

•	Significant financial difficulty of the issuer or counterparty; or

•	Default or delinquency in interest or principal payments; or

•	It becoming probable that the borrower will enter bankruptcy or financial re-organisation.

For certain categories of financial asset, such as trade receivables, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the group’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period of 30 days, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortised cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

For financial assets that are carried at cost, the amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment loss will not be reversed in subsequent periods.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables where the carrying amount is reduced through the use of an allowance account. When a trade receivable is uncollectible, it is written off against an allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss.

For financial assets measured at amortised cost, if in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment loss was recognised, the previously recognised impairment loss is reversed through profit or loss to the extent the carrying amount of the financial asset at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Derecognition of financial assets

The group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the group retains substantially all the risks and rewards of ownership of a transferred financial asset, the group continues to recognise the financial asset and also recognises a collateralized borrowing for the proceeds received.

Financial liabilities and equity instruments

Classification as debt or equity

Financial liabilities and equity instruments issued by the group are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.  Equity instruments are recorded at the proceeds received, net of direct issue costs.

Financial liabilities

Financial liabilities are classified as either financial liabilities “at fair value through profit or loss” or other financial liabilities.

Other financial liabilities

Trade and other payables are initially measured at fair value, net of transaction costs, and are subsequently measured at amortised cost, using the effective interest method, with interest expense recognised on an effective yield basis.

Interest-bearing bank loans and overdrafts are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest method. Any difference between the proceeds (net of transaction costs) and the settlement or redemption of borrowings is recognised over the term of the borrowings in accordance with the group’s accounting policy for borrowing costs (see below).

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Derecognition of financial liabilities

The group derecognises financial liabilities when, and only when, the group's obligations are discharged, cancelled or they expire.

Derivative financial instruments and hedge accounting

The group enters into a variety of derivative financial instruments to manage its exposure to foreign exchange rate risk, including foreign exchange forward contracts. Further details of derivative financial instruments are disclosed in Note 8 to the financial statements.

Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognised in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The group designates certain derivatives as hedges of foreign currency risk of firm commitments (cash flow hedges).

A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realised or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

Hedge accounting

The group designates certain hedging instruments, which include derivatives, embedded derivatives and non-derivatives in respect of foreign currency risk, as cash flow hedges. Hedges of foreign exchange risk on firm commitments are accounted for as cash flow hedges.

At the inception of the hedge relationship the entity documents the relationship between the hedging instrument and hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the group documents whether the hedging instrument that is used in a hedging relationship is highly effective in offsetting changes in fair values or cash flows of the hedged item.

Cash flow hedge

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in profit or loss as part of other gains and losses.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)
Amounts recognised in other comprehensive income and accumulated in equity are reclassified to profit or loss in the periods when the hedged item is recognised in profit or loss in the same line of the statement of profit or loss and other comprehensive income as the recognised hedged item. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset or a non-financial liability, the gains and losses previously accumulated in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability.

Hedge accounting is discontinued when the group revokes the hedging relationship, the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. Any gain or loss accumulated in equity at that time remains in equity and when the forecast transaction is ultimately recognised in profit or loss, such gains and losses are recognised in profit or loss, or transferred from equity and included in the initial measurement of the cost of the asset or liability as described above. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was accumulated in equity is recognised immediately in profit or loss.

Offsetting arrangements

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when the company and the group has a legally enforceable right to set off the recognised amounts; and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously. A right to set-off must be available today rather than being contingent on a future event and must be exercisable by any of the counterparties, both in the normal course of business and in the event of default, insolvency or bankruptcy.

LEASES - Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

The group as lessee

Assets held under finance leases are recognised as assets of the group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to profit or loss, unless they are directly attributable to qualifying assets, in which case they are capitalised in accordance with the group’s general policy on borrowing costs (see below). Contingent rentals are recognised as expenses in the periods in which they are incurred.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the term of the relevant lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

INVENTORIES - Inventories are stated at the lower of cost and net realisable value. Cost comprises direct materials and, where applicable, direct labour costs and those overheads that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realisable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses.

Mineral reserves are depreciated by the unit of productions over the estimated production from mining. Depreciation of other property, plant and equipment is charged so as to write off the cost of assets, other than properties under construction, over their estimated useful lives, using the straight-line method on the following bases:

Leasehold land	50 - 60 years
Buildings	20 - 25 years
Machinery	5 - 25 years
Office equipment, vehicles and fixtures and fittings	5 - 7 years
Office renovation	10 years
Vehicles	3 - 10 years

The estimated useful lives, residual values and depreciation method are reviewed at each year end, with the effect of any changes in estimate accounted for on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, if there is no certainty that the lessee will obtain ownership by the end of the lease term, the asset shall be fully depreciated over the shorter of the lease term and its useful life.

The gain or loss arising on disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

Fully depreciated assets still in use are retained in the financial statements.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

GOODWILL - Goodwill arising in a business combination is recognised as an asset at the date that control is acquired (the acquisition date). Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the acquirer’s previously held equity interest (if any) in the entity over net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.

If, after reassessment, the group’s interest in the fair value of the acquiree’s identifiable net assets exceeds the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the acquirer’s previously held equity interest in the acquiree (if any), the excess is recognised immediately in profit or loss as a bargain purchase gain.

Goodwill is not amortised but is reviewed for impairment at least annually. For the purpose of impairment testing, goodwill is allocated to each of the group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period.

On disposal of a subsidiary or the relevant cash generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

INTANGIBLE ASSETS - Intangible assets acquired separately are reported at cost less accumulated amortisation (where they have finite useful lives) and accumulated impairment losses. Intangible assets with finite useful lives are amortised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each annual reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives are not amortised. Each period, the useful lives of such assets are reviewed to determine whether events and circumstances continue to support an indefinite useful life assessment for the asset.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

IMPAIRMENT OF TANGIBLE AND INTANGIBLE ASSETS EXCLUDING GOODWILL - At the end of each reporting period, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the group estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, and whenever there is an indication that the asset may be impaired.

ASSOCIATES - An associate is an entity over which the group has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The results and assets and liabilities of associates are incorporated in these financial statements using the equity method of accounting, except when the investment is classified as held for sale, in which case it is accounted for under IFRS 5 Non-current Assets Held for Sale and Discontinued Operations. Under the equity method, investments in associates are carried in the consolidated statement of financial position at cost as adjusted for post-acquisition changes in the group’s share of the net assets of the associate, less any impairment in the value of individual investments. Losses of an associate in excess of the group’s interest in that associate (which includes any long-term interests that, in substance, form part of the group’s net investment in the associate) are not recognised, unless the group has incurred legal or constructive obligations or made payments on behalf of the associate.

Investments in associates are accounted for using the equity method from the date on which the investee becomes an associate. On acquisition of the investments in associates, any excess of the cost of the investment over the group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognised as goodwill, which is included within the carrying amount of the investment. Any excess of the group’s share of the net fair value of the identifiable assets and liabilities over the cost of the investment, after reassessment, is recognised immediately in profit or loss in the period in which the investment is acquired.

The requirements of IAS 39 are applied to determine whether it is necessary to recognise any impairment loss with respect to the group’s investments in associates. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, any impairment loss recognised forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognised in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

When the group reduces its ownership interest in an associate but the group continues to use the equity method, the group reclassifies to profit or loss the proportion of the gain or loss that had previously been recognised in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

Where a group entity transacts with an associate of the group, profits and losses are eliminated to the extent of the group’s interest in the relevant associate.

PROVISIONS - Provisions are recognised when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that the group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

A restructuring provision is recognised when the group has developed a detailed formal plan for the restructuring and has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement the plan or announcing its main features to those affected by it. The measurement of a restructuring provision includes only the direct expenditures arising from the restructuring, which are those amounts that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the entity.

REVENUE RECOGNITION - Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances.

Sale of goods

Revenue from the sale of goods is recognised when all the following conditions are satisfied:

•	The group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	The group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the entity; and

•	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

Finance income

Finance income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.

Dividend income

Dividend income from investments is recognised when the shareholders’ rights to receive payment has been established.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

BORROWING COSTS - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

RETIREMENT BENEFIT COSTS - Payments to defined contribution retirement benefit plans are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes in various countries, are dealt with as payments to defined contribution plans where the group’s obligations under the plans are equivalent to those arising in a defined contribution retirement benefit plan.

For defined benefit retirement benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Remeasuement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding interest), is reflected immediately in the statement of financial position with a charge or credit recognised in other comprehensive income in the period in which they occur. Remeasurement recognised in other comprehensive income is reflected immediately in retained earnings and will not be reclassified to profit or loss. Past service cost is recognised in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorised as follows:

•	Service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements);

•	Net interest expense or income; and

•	Remeasurement.

The group presents the first two components of defined benefit costs in profit or loss. Curtailment gains and losses are accounted for as past service costs.

The retirement benefit obligations recognised in the statement of financial position represents the present value of the defined benefit obligation as adjusted for unrecognised actuarial gains and losses and unrecognised past service cost.  Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plan.

A liability for a termination benefit is recognised at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognises any related restructuring costs.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

EMPLOYEE LEAVE ENTITLEMENT - Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the end of the reporting period.

INCOME TAX - Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the period. Taxable profit differs from profit as reported in the statement of profit and loss and other comprehensive income because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are not taxable or tax deductible. The group’s liability for current tax is calculated using tax rates (and tax laws) that have been enacted or substantively enacted in countries where the company and subsidiaries operate by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised on taxable temporary differences arising on investments in subsidiaries and associates, except where the group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset realised based on the tax rates (and tax laws) that have enacted or substantively enacted by the end of the reporting period.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax are recognised as an expense or income in profit or loss, except when they relate to items credited or debited outside profit or loss (either in other comprehensive income or directly in equity), in which case the tax is also recognised outside profit or loss (either in other comprehensive income or directly in equity, respectively), or where they arise from the initial accounting for a business combination. In the case of a business combination, the tax effect is taken into account in calculating goodwill or determining the excess of the acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over cost.

FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION - The individual financial statements of each group entity are measured and presented in the currency of the primary economic environment in which the entity operates (its functional currency). The consolidated financial statements of the group are presented in United States Dollars, which is the functional currency of the company and the presentation currency for the group’s consolidated financial statements.

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency are recorded at the rate of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the end of the reporting period. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on retranslation of monetary items are included in profit or loss for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognised in other comprehensive income. For such non-monetary items, any exchange component of that gain or loss is also recognised in other comprehensive income.

Exchange differences on foreign currency borrowings relating to assets under construction for future productive use, are included in the cost of those assets when they are regarded as an adjustment to interest costs on those foreign currency borrowings.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Exchange differences on transactions entered into in order to hedge certain foreign currency risks are described in the hedge accounting policies above.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the group’s foreign operations are expressed in United States Dollars using exchange rates prevailing at the end of the reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in a separate component of equity under the header of translation reserve.

On the disposal of a foreign operation (i.e. a disposal of the group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation, loss of joint control over a jointly controlled entity that includes a foreign operation, or loss of significant influence over an associate that includes a foreign operation), all of the accumulated exchange differences in respect of that operation attributable to the group are reclassified to profit or loss. Any exchange differences that have previously been attributed to non-controlling interests are derecognised, but they are not reclassified to profit or loss.

In the case of a partial disposal (i.e. no loss of control) of a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are re-attributed to non-controlling interests and are not recognised in profit or loss. For all other partial disposals (i.e. of associates or jointly controlled entities that do not result in the group losing significant influence or joint control), the proportionate share of the accumulated exchange differences is reclassified to profit or loss.

On consolidation, exchange differences arising from the translation of the net investment in foreign entities (including monetary items that, in substance, form part of the net investment in foreign entities), and of borrowings and other currency instruments designated as hedges of such investments, are recognised in other comprehensive income and accumulated in a separate component of equity under the header of translation reserve.

Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

CASH AND CASH EQUIVALENTS IN THE STATEMENT OF CASH FLOWS - Cash and cash equivalents in the statement of cash flows comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the group’s accounting policies, which are described in Note 2, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgements in applying the group’s accounting policies

The directors are of the opinion that there are no instances of application of judgments which are expected to have a significant effect on the amounts recognised in the consolidated financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Impairment of intangible assets with indefinite useful lives

The group and the company test the intangible assets with indefinite useful lives annually or more frequently if there are indications that these intangible assets might be impaired.

The group and the company prepare cash flow forecasts derived from the most recent financial budgets approved by directors for the next five years and extrapolates cash flows for the following five years. The key assumptions for the value in use calculations are those regarding the discount rates, growth rates and expected changes to selling prices and direct costs during the period. Management estimate discount rates using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the cash generating units (CGUs) that the intangible assets with indefinite useful lives are allocated to. The growth rates are based on industry growth forecasts. Changes in selling prices and direct costs are based on past practices and expectations of future changes in the market. No impairment loss has been recognised for the group and the company based on the above basis.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont’d)

Impairment of mineral reserves

Included in mineral reserves of the Group (Note 10) is a new mineral reserve acquired by Boonyavajara Mining Co. Ltd., a wholly-owned subsidiary of the Group, during the financial year which amounted to US$5,554,000 (unaudited) (2014: US$Nil). As of June 30, 2015, the subsidiary is in the process of obtaining all the necessary permissions from the relevant government authorities in Thailand in order to commence the mining operations at the new mine. The amount paid by the said subsidiary is non-refundable.

The subsidiary has obtained certain permissions from the government authorities subsequent to the end of the financial year and is currently awaiting to obtain the remaining permissions. The directors believe that the subsidiary will obtain all the necessary permissions to commence the mining operations at the new mine in the next financial year and no impairment is necessary

Depreciation of property, plant and equipment

The cost of property, plant and equipment except for capital work-in-progress, is depreciated on a straight-line basis over the assets’ useful lives. The group reviews the remaining useful lives of property, plant and equipment at the end of each reporting period and ensures consistency with previous estimates and patterns of consumption of the economic benefits that embodies the items in these assets. Changes in useful lives of property, plant and equipment may result in revision of future depreciation charges. The carrying amount of the group’s property, plant and equipment at the end of the reporting period are disclosed in Note 10.

Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the group to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate the present value. The carrying amount of the group’s goodwill as of June 30, 2015 amounted to US$421,544,000 (unaudited) (2014: US$444,613,000). Further details are disclosed in Note 12.

Deferred tax assets

Deferred tax assets are recognised for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profits will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilised. Significant directors’ judgement is required to determine the amount of deferred tax assets that can be recognised, based upon likely timing and level of future tax planning strategies. As of June 30, 2015 (unaudited) and 2014, the unused tax losses and of the group is disclosed in Note 15.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont’d)

Impairment of trade receivables

The group assesses at the end of each reporting period whether there is any objective evidence that a financial asset is impaired. To determine whether there is objective evidence of impairment, the group considers factors such as the probability of insolvency or significant difficulties of the debtor and default or significant delay in payments.

Where there is objective evidence of impairment, the amount and timing of future cash flows are estimated based on historical loss experience for assets with similar credit risk characteristics. While the estimation process includes historical data and analysis, there is a significant amount of judgement applied in selecting inputs and analysing the results produced to determine the impairment allowances. The carrying amount of the group’s trade receivables at the end of the reporting period are disclosed in Note 7.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont’d)

Allowance for inventories obsolescence

The group’s policy for allowance for inventories obsolescence is based on the aging analysis of inventories and on management’s judgement on the realisability of the inventories. At the end of each reporting period, management is of the opinion that the allowance for inventories obsolescence is adequate and not excessive. The carrying amount of group’s inventories at June 30, 2015 were approximately US$49,881,000 (unaudited) (2014: US$51,494,000), net of allowance for inventories of US$1,815,000 (unaudited) (2014: US$3,972,000).

Retirement benefit obligations

The group’s defined benefit plan is determined based on actuarial valuation. The actuarial valuation involves making assumptions regarding the discount rate, future salary increases and attrition rates. Due to the long term nature of the defined benefit plan, such estimates are subject to significant uncertainty. Information on the actuarial technique and assumptions used are disclosed in Note 19.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

(a)	Categories of financial instruments

The following table sets out the financial instruments as at the end of the financial year:

	2015	2014
	US$’000	US$’000
	Unaudited
Financial assets

Loans and receivables:
Trade and other receivables (Note 7)	104,681	118,491
Cash and cash equivalents	119,196	117,077
Derivative instruments in designated hedge accounting	2	310

Financial liabilities

Other financial liabilities:
Trade and other payables	134,867	145,295
Loans and borrowings	67,566	73,639
Derivative instruments in designated hedge accounting	1,807	115

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(b)    Financial risk management policies and objectives

The operations of the group are subject to various financial risks which include foreign currency risk, interest rate risk, credit risk and liquidity risk. The group has taken measures to minimise their exposure to risks and/or costs associated with the financing, investing and operating activities of the group.

The group seeks to minimise the effects of these risks by using derivative financial instruments to hedge risk exposure. The use of financial derivatives is governed by the group’s policies approved by the Board of Directors. Compliance with policies and exposure limits is monitored on an ongoing basis to mitigate risk exposures.

(i)    Foreign exchange risk management

The group transacts business in various foreign currencies. The group’s foreign exchange exposures arise mainly from the exchange rate movement of these foreign currencies against the respective entity’s functional currency.

At the end of the financial year, the significant carrying amounts of monetary assets and monetary liabilities denominated in currencies other than the respective entity’s functional currency are as follows:

	Assets	Liabilities
	US$’000	US$’000

2015 - Unaudited

United States Dollars	62,362	83,018

2014

United States Dollars	7,187	16,005

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(b)    Financial risk management policies and objectives (cont’d)

(i)    Foreign exchange risk management (cont’d)

Foreign currency sensitivity

The following table details the sensitivity analysis of a 10% increase and decrease in the relevant foreign currencies against the functional currency of each group entity. 10% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents the directors’ assessment of the reasonably possible change in foreign exchange rates.

If the relevant foreign currency strengthens/weakens by 10% against the functional currency of each group entity, profit or loss will increase/decrease by:

	Profit or loss	Profit or loss
	Increase (decrease)	Increase (decrease)
	+10%	– 10%
	US$’000	US$’000

2015 - Unaudited

United States Dollars	(2,066)	2,066

	Profit or loss	Profit or loss
	Increase (decrease)	Increase (decrease)
	+10%	– 10%
	US$’000	US$’000

2014

United States Dollars	(882)	882

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)
(b)    Financial risk management policies and objectives (cont’d)

(ii)    Interest rate risk management

The group’s fixed rate borrowings are exposed to a risk of change in their fair value due to changes in interest rates. The group’s variable rate borrowings are exposed to a risk of change in cash flows due to changes in interest rates.

The group adopts a practice to continuously seek alternative banking facilities which provide competitive interest rates to finance and/or refinance its working capital requirement.

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for both derivatives and non-derivative instruments at the end of the reporting period and the stipulated change taking place at the beginning of the financial year and held constant throughout the reporting period in the case of instruments that have floating rates. A 100 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents the directors’ assessment of the reasonably possible change in interest rates.

If interest rates had been 100 basis points higher or lower and all other variables were held constant, the group’s profit for the financial period would increase/decrease by US$570,000 as of June 30, 2015 (unaudited) (2014: US$110,000). This is mainly attributable to the group’s exposure to interest rates on its variable rate borrowings.

(iii)    Credit risk management

Credit risk is the risk of a financial loss to the group if a counterparty to a financial instrument fails to meet its contractual obligations. The group’s exposure to credit risk arises principally from its receivables from customers.

Directors have a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit evaluations are performed on all customers requiring credit over a certain amount.

As at the end of the financial year, the maximum exposure to credit risk arising from receivables is represented by the carrying amounts in the consolidated statement of financial position.
USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(b)    Financial risk management policies and objectives (cont’d)

(iii)    Credit risk management (cont’d)

The credit risk on liquid funds and derivative financial instruments is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

(iv)    Liquidity risk management

Liquidity risk is the risk that the group will not be able to meet its financial obligations as they fall due. The group’s exposure to liquidity risk arises principally from its various payables, loans and borrowings.

The group maintains a level of cash and cash equivalents and bank facilities deemed adequate by the directors to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they fall due.

Liquidity and interest risk analysis

Non-derivative financial liabilities

The following tables detail the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the group can be required to pay. The table includes both interest and principal cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the maturity analysis which is not included in the carrying amount of the financial liabilities on the consolidated statement of financial position.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)
(iv)    Liquidity risk management (cont’d)

Non-derivative financial liabilities (cont’d)

2015	Weighted average effective interest rate	On demand or within 1 year	Within 2 to 5 years	After 5 years	Adjustment	Total
Unaudited	%	US$’000	US$’000	US$’000	US$’000	US$’000

Non-interest bearing	-	134,867	-	-	-	134,867
Variable interest rate	1.50-11.00	24,291	18,070	23,498	(8,884)	56,975
Fixed interest rate	2.00-8.00	2,801	9,057	-	(1,267)	10,591

		161,959	27,127	23,498	(10,151)	202,433

2014	Weighted average effective interest rate	On demand or within 1 year	Within 2 to 5 years	After 5 years	Adjustment	Total
	%	US$’000	US$’000	US$’000	US$’000	US$’000

Non-interest bearing	-	145,295	-	-	-	145,295
Variable interest rate	1.75-11.00	27,374	37,313		(7,612)	57,075
Fixed interest rate	7.00-9.38	1,411	7,730	8,852	(1,429)	16,564

		$174,080	45,043	8,852	(9,041)	218,934

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(iv)    Liquidity risk management (cont’d)

Derivative financial liabilities

The following table details the liquidity analysis for derivative financial instruments. The table has been drawn up based on the undiscounted net cash inflows/(outflows) on the derivative instrument that settle on a net basis and the undiscounted gross inflows and (outflows) on those derivatives that require gross settlement. When the amount payable or receivable is not fixed, the amount disclosed has been determined by reference to the projected interest rates as illustrated by the yield curves existing at the end of the financial year.

The following table details the liquidity analysis for derivative financial instruments.

2015	On demand or within 1 year	Within 2 to 5 years	After 5 Years
Unaudited	US$’000	US$’000	US$’000

Gross settled:
Foreign exchange forward contracts	1,807	-	-

2014	On demand or within 1 year	Within 2 to 5 years	After 5 Years
	US$’000	US$’000	US$’000

Gross settled:
Foreign exchange forward contracts	115	-	-

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(v)    Fair value

The group determines fair values of various financial assets and financial liabilities in the following manner

Fair value of financial asset and financial liability that re-measured at fair value on a recurring basis

Financial assets/liabilities	Fair value as at June 30, 2015 (Unaudited)		Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input	Relationship of unobservable inputs to fair value
	Assets US$’000	Liabilities US$’000

Foreign currency forward contracts	2	1,807	Level 2
Discounted cash flow.
Future cash flows are estimated
  based on forward exchange
  rates (from observable forward
  exchange rates at the end of
  the financial year) and
  contract forward rates,
  discounted at a rate that
  reflects the credit risk of
  various counterparties.
					N/A	N/A
There were no transfers between level 1 and level 2 of the fair value hierarchy during the year.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

(v)    Fair value

Financial assets/liabilities	Fair value as at June 30, 2014		Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input	Relationship of unobservable inputs to fair value
	Assets US$’000	Liabilities US$’000

Foreign currency forward contracts	310	115	Level 2
Discounted cash flow.
Future cash flows are estimated
  based on forward exchange
  rates (from observable forward
  exchange rates at the end of
  the reporting period) and
  contract forward rates,
  discounted at a rate that
  reflects the credit risk of
  various counterparties.
					N/A	N/A

There were no transfers between level 1 and level 2 of the fair value hierarchy during the period.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

4	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT (cont’d)

Fair value of the group’s financial assets and financial liabilities that are not measured at fair value on a recurring basis (but fair value disclosures are required)

The carrying amounts of the financial assets and financial liabilities recognised at amortised cost approximate their fair values due to relatively short-term nature or immediate maturity of these financial instruments other than as stated below:

•	Term Loans: As the term loans were obtained from local licensed financial institutions at the prevailing market rate, the carrying value of these financial liabilities approximates its fair value.

(c)	Capital risk management policies and objectives

The group’s objectives when managing capital is to maintain a strong capital base and safeguard the group’s ability to continue as a going concern, so as to maintain investor and creditor confidence and to sustain future development of the business. The directors monitor and are determined to maintain an optimal debt-to-equity ratio that complies with debt covenants.

5	RELATED COMPANY TRANSACTIONS

Compensation of key management personnel

The remuneration of other members of key management during the financial year was as follows:

2015	2014
US$’000	US$’000
Unaudited

Salaries and short-term benefits	6,465	1,445
Contribution to defined contribution plans	110	64

	6,575	1,509

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

6	CASH AND CASH EQUIVALENTS

2015	2014
US$’000	US$’000
Unaudited

Cash at bank	86,148	47,961
Deposits placed with licensed banks	33,048	69,116

Cash and cash equivalents in the consolidated statement of cash flows	119,196	117,077

The average effective interest rate and maturity of deposits at the end of the year were as follows:

2015	2014
US$’000	US$’000
Unaudited

Effective interest rate	1.80%	2.50%
Maturity days	57	40

7	TRADE AND OTHER RECEIVABLES

2015	2014
US$’000	US$’000
Unaudited

Current:
Trade receivables	84,377	91,761
Less: Allowance for doubtful debts	(980)	(1,255)

	83,397	90,506
Other receivables and refundable deposits	15,876	18,083

	99,273	108,589

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

7	TRADE AND OTHER RECEIVABLES (cont’d)

2015	2014
US$’000	US$’000
Unaudited

Non-current:
Long-term loans to employees	3,256	3,581
Refundable deposits	1,063	3,087
Amount due from associate	-	539
Club membership	392	472
Others	1,980	2,223

	6,691	9,902

Long-term loans to employees bear interest rates ranging from 2.0% to 6.9% (unaudited) (2014: 2.0% to 6.9%) per annum and are repayable within the next 2 to 20 years (unaudited) (2014: 2 to 20 years).

In 2014, the amount due from associate, which arose mainly from payments on behalf, was interest-free and repayable on demand.

The average credit period on sales of goods is 30 to 90 days (unaudited) (2014: 30 to 90 days). No interest is charged on the outstanding trade receivables.

Trade receivables disclosed above include amounts that are past due at the end of the reporting period for which the group has not recognised an allowance for doubtful debts because there has not been a significant change in credit quality and the amounts are still considered recoverable. The group does not hold any collateral or other credit enhancements over these balances nor does it have a legal right of offset against any amounts owed by the group to the counterparty.

The table below is an analysis of trade receivables as at June 30:

2015	2014
US$’000	US$’000
Unaudited

Not past due and not impaired	50,218	51,057
Past due and not impaired	33,719	39,449

	83,397	90,506

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

7	TRADE AND OTHER RECEIVABLES (cont’d)

The ageing of these trade receivables are as follows:

2015	2014
US$’000	US$’000
Unaudited

Not past due	50,218	51,057
Past due 1 - 30 days	17,339	19,481
Past due 31 - 90 days	7,980	11,737
Past due more than 90 days	7,860	8,231

	83,397	$90,506

Movement in the allowance for doubtful debts

2015	2014
US$’000	US$’000
Unaudited

At beginning of year	1,255	-
Additions (Note 25)	399	1,549
Allowance no longer required (Note 25)	(469)	(387)
Effect of foreign currency exchange differences	(205)	93

At end of year	980	1,255

Impaired trade receivables are all past due more than 90 days (unaudited) (2014: 90 days).

In determining the recoverability of a trade receivable, the group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting date. The directors believe that no further credit provision is required.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

8	DERIVATIVE FINANCIAL INSTRUMENTS

2015	2014
US$’000	US$’000
Unaudited

Derivative financial assets:
Foreign currency forward contract	2	310

Derivative financial liabilities:
Foreign currency forward contract	1,807	115

The group utilises currency derivatives to hedge significant future transactions and cash flows. The group is party to a variety of forward foreign exchange contracts in the management of its exchange rate exposures. The instruments purchased are primarily denominated in the currencies of the group’s principal markets.

At the end of the reporting period, the total notional amount of outstanding forward foreign exchange contracts to which the group is committed are as follows.

Group
2015	2014
US$’000 Unaudited	US$’000

Forward foreign exchange contracts:
- Buy United States Dollar	-	4,358
- Sell United States Dollar	57,275	33,050
- Sell Singapore Dollar	1,783	1,500

These arrangements are designed to address significant exchange exposures and are renewed on a revolving basis as required.

The fair value of currency derivatives that are designated and effective as cash flow hedges amounting to US$543,000 (unaudited) at June 30, 2015 (2014: US$377,000) has been recognised in other comprehensive income.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

8	DERIVATIVE FINANCIAL INSTRUMENTS (cont’d)

The following table details the forward foreign currency contracts outstanding as at the end of the reporting period.

Outstanding contracts as at June 30, 2015 (unaudited)	Average exchange rate	Foreign currency	Contract value	Fair value
Group		’000	US$’000	US$’000

Sell United States Dollar
3 to 9 months
- Thai Baht	32.92	174,619	$5,275	(126)

9 to 12 months
- Thai Baht	33.64	67,670	$2,000	(10)
- Korean Won	1,086.67	54,554,000	$50,000	(1,616)

Sell Singapore Dollar
3 to 9 months
- Thai Baht	24.11	43,434	$1,337	(55)

9 to 12 months
- Thai Baht	25.29	15,179	$446	2

Outstanding contracts as at June 30, 2014	Average exchange rate	Foreign currency	Contract value	Fair value
Group		’000	US$’000	US$’000

Sell United States Dollar
Less than 3 months
- Thai Baht	32.10	43,498	$1,350	(1,341)
3 to 7 months
- Thai Baht	32.77	56,763	$1,700	(1,750)
- Korean Won	1,017.80	30,936,000	$30,000	(30,497)

Buy United States Dollar
Less than 3 months
- Korean Won	1,033.23	2,587,547	$2,480	2,551
- Australian Dollar	0.93	1,484	$1,373	1,395
3 to 7 months
- Korean Won	1,029.47	528,488	$505	521

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

8	DERIVATIVE FINANCIAL INSTRUMENTS (cont’d)

Outstanding contracts as at June 30, 2014	Average exchange rate	Foreign currency	Contract value	Fair value
Group		’000	US$’000	US$’000

Sell Singapore Dollar
Less than 3 months
- Thai Baht	25.61	17,982	700	(692)
3 to 7 months
- Thai Baht	25.84	20,760	800	(799)

9    INVENTORIES

2015	2014
US$’000	US$’000
Unaudited

Raw materials	20,216	20,988
Work-in-progress	218	694
Finished goods	23,767	26,355
Spare parts and other supplies	7,495	7,429

	51,696	55,466
Less: Allowance for inventories obsolescence	(1,815)	(3,972)

	49,881	51,494

Recognised in profit or loss:
Inventories recognised as cost of sales	386,307	140,285

During the year, the group carried out a review of the allowance on inventories and the review led to the write back of allowance for slow-moving inventories amounting to US$2,485,000 (unaudited) (2014: US$288,000). Previous write-down has been reversed as a result of the sales of these slow-moving inventories subsequent to year end.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

10	PROPERTY, PLANT AND EQUIPMENT

	Mineral reserves and leasehold land	Buildings	Machinery, office equipment, vehicles, fixtures and fittings	Properties under construction	Total
	US$’000	US$’000	US$’000	US$’000	US$’000

Cost
At January 14, 2014 (date of incorporation)	-	-	-	-	-
Acquired on acquisition of subsidiaries (Note 27)	120,949	115,392	266,998	13,963	517,302
Additions	-	559	6,038	8,338	14,935
Disposals	-	(33)	(7,790)	-	(7,823)
Reclassification	-	540	-	(540)	-
Transferred to intangible assets	-	-	-	(31)	(31)
Transferred to other receivables	-	-	-	(75)	(75)
Effect of foreign currency exchange differences	1,570	2,021	7,726	(275)	11,042

At June 30, 2014	122,519	118,479	272,972	21,380	535,350

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

10	PROPERTY, PLANT AND EQUIPMENT (cont’d)

Mineral reserves and leasehold land	Buildings	Machinery, office equipment, vehicles, fixtures and fittings	Properties under construction	Total
US$’000	US$’000	US$’000	US$’000	US$’000

Cost
At July 1, 2014 (unaudited)	122,519	118,479	272,972	21,380	535,350
Additions	3,768	5,672	8,761	50,761	68,962
Disposals	-	(11,561)	(3,443)	(2,053)	(17,057)
Reclassification	60,847	20,497	(30,405)	(50,939)	-
Transferred to intangible assets	-	-	-	(14)	(14)
Transferred to other receivables	(915)	-	-	-	(915)
Transferred from other receivables	1,266	-	-	-	1,266
Effect of foreign currency exchange differences	(6,656)	(8,498)	(24,325)	(1,003)	(40,482)

At June 30, 2015 (unaudited)	180,829	124,589	223,560	18,132	547,110

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

10	PROPERTY, PLANT AND EQUIPMENT (cont’d)

	Mineral reserves and leasehold land	Buildings	Machinery, office equipment, vehicles, fixtures and fittings	Properties under construction	Total
	US$’000	US$’000	US$’000	US$’000	US$’000

Accumulated depreciation
At January 14, 2014 (date of incorporation)	-	-	-	-	-
Depreciation charge for the period	290	1,820	4,509	-	6,619
Disposals	-	(2)	(5,283)	-	(5,285)
Effect of foreign currency exchange differences	(21)	1,318	4,030	-	5,327

At June 30, 2014	269	3,136	3,256	-	6,661

(forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

10	PROPERTY, PLANT AND EQUIPMENT (cont’d)

Mineral reserves and leasehold land	Buildings	Machinery, office equipment, vehicles, fixtures and fittings	Properties under construction	Total
US$’000	US$’000	US$’000	US$’000	US$’000

Accumulated depreciation
At July 1, 2014 (unaudited)	269	3,136	3,256	-	6,661
Depreciation charge for the year	2,639	11,293	24,221	-	38,153
Disposals	-	(11,054)	(3,352)	-	(14,406)
Impairment	-	-	16	-	16
Reclassification	560	27	(587)	-	-
Effect of foreign currency exchange differences	(211)	(3,402)	(12,794)	-	(16,407)

At June 30, 2015 (unaudited)	3,257	-	10,760	-	14,017

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

10	PROPERTY, PLANT AND EQUIPMENT (cont’d)

	Mineral reserves and leasehold land	Buildings	Machinery, office equipment, vehicles, fixtures and fittings	Properties under construction	Total
	US$’000	US$’000	US$’000	US$’000	US$’000

Carrying amount
At June 30, 2015 (unaudited)	177,572	124,589	212,800	18,132	533,093

At June 30, 2014	122,250	115,343	269,716	21,380	528,689

As at June 30, 2015, net book value of the group’s property, plant and equipment held under finance lease arrangements totaled US$471,000 (unaudited)
(2014: US$698,000).

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

11	INTANGIBLE ASSETS

	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000

Cost
At January 14, 2014 (date of incorporation)	-	-	-
Acquired on acquisition of subsidiaries (Note 27)	1,005	114,360	115,365
Additions	31	-	31
Transferred from property, plant and equipment	-	31	31
Effect of foreign currency exchange differences	190	(96)	94

At June 30, 2014	1,226	114,295	115,521
Additions	103	-	103
Transferred from property, plant and equipment	14	-	14
Effect of foreign currency exchange differences	(526)	(1,134)	(1,660)
At June 30, 2015 (unaudited)	817	113,161	113,978

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

11	INTANGIBLE ASSETS (cont’d)

	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000

Accumulated amortisation
At January 14, 2014 (date of incorporation)	-	-	-
Amortisation for the period (Note 25)	114	3,078	3,192
Effect of foreign currency exchange differences	294	(101)	193

At June 30, 2014	408	2,977	3,385
Amortisation for the year (Note 25)	275	9,236	9,511
Effect of foreign currency exchange differences	(319)	(149)	(468)

At June 30, 2015 (unaudited)	239	12,189	12,428

Carrying amount
At June 30, 2014	943	32,559	112,136

At June 30, 2015 (unaudited)	578	100,972	101,550

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

11	INTANGIBLE ASSETS (cont’d)

The average remaining amortisation periods for technology intellectual property and distribution network and customer relationships at June 30, 2015 are 10 years and 6 years respectively (unaudited) (2014: 11 years and 7 years respectively). The average remaining amortisation period for software at June 30, 2015 is 4 years (unaudited) (2014: 5 years).

Technology intellectual property is licensed patents and trade secrets used by the group to manufacture and sell plasterboard, joint compound, ceiling tile, ceiling grid and other products.

Distribution network and customer relationship are network distributors through which the group indirectly sells to the end customers by geographical region.

The other intangible assets included above are mainly intangible assets with indefinite useful lives. This mainly consist of product trade names, corporate trade names and license agreements.

The carrying amounts of product trade names and corporate trade names at June 30, 2015 are US$13,845,000 (unaudited) (2014: US$13,845,000) and US$5,707,000 (unaudited) (2014: US$5,707,000) respectively. Product trade names and corporate trade names have high brand awareness and are used to market in each geographical region.

The carrying amount of license agreements at June 30, 2015 is US$5,918,000 (unaudited) (2014: US$5,918,000). The license agreements are royalty free license agreements that exist into perpetuity.

12	GOODWILL

2015	2014
US$’000	US$’000
Unaudited

At beginning of year	444,613	-
Arising on acquisition of subsidiaries	-	442,637
Effect of foreign currency exchange differences	(23,069)	1,976

At end of year	421,544	444,613

Goodwill acquired in a business combination is allocated, at acquisition, to the cash generating units (CGUs) that are expected to benefit from that business combination. The group tests goodwill for impairment annually or more frequently if there are indications that goodwill might be impaired.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

12	GOODWILL (cont’d)

The group prepares cash flow forecasts derived from the most recent financial budgets approved by directors for the next five years and extrapolates cash flows for the following five years. The key assumptions for the value in use calculations are those regarding the discount rates, growth rates and expected changes to selling prices and direct costs during the period. Management estimate discount rates using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the CGUs. The growth rates are based on industry growth forecasts. Changes in selling prices and direct costs are based on past practices and expectations of future changes in the market. No impairment loss has been recognised for the group based on the above basis.

As at June 30, 2015, any reasonably possible change to the key assumptions applied not likely to cause the recoverable amounts to be below the carrying amounts of the CGUs.

Goodwill has been allocated for impairment testing purposed to the following CGUs:

	Unaudited
		Discount	Goodwill	Goodwill
	Growth	Rate	Value	Value
	Rate	Applied	2015	2014
CGUs	2015	2015	US$’000	US$’000
Korea	2.5%	11.5%	24,999	162,361
Thailand	2.5%	12.5%	267,941	112,417
Indonesia	3.5%	15.5%	73,518	21,771
China	3.0%	12.5%	13,107	76,774
India	4.5%	15.5%	6,657	5,089
Malaysia/Singapore	4.0%	13.5%	35,322	45,235
The Philippines	-	-	-	1,333
UAE	-	-	-	1,408
Vietnam	-	-	-	13,452
Associates	-	-	-	4,603

			421,544	444,613

*For 2014, the Group prepares cash flow forecasts derived from the most recent financial budgets approved by directors for the next five years based on an estimated growth rate of 9.2%.
The average rate used to discount the forecast cash flows from the group is 10%.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

13    INVESTMENT IN SUBSIDIARIES

Details of the company’s subsidiaries at June 30, 2015 (unaudited) and 2014 are as follows:

Name of subsidiary	Country of incorporation	Proportion of ownership interest and voting power held		Principal Activity
		2015	2014
USG Boral Building Products Sdn. Bhd.	Malaysia	100%	100%	Investment holding
BGA Holdings Limited	Labuan, Malaysia	100%	100%	Investment holding
South Korean Plasterboard Corporation	Labuan, Malaysia	100%	100%	Investment holding
Siamsum Corporation	Labuan, Malaysia	100%	100%	Investment holding
USG Boral Korea Co. Ltd. (f.k.a. Boral Plasterboard System Co. Ltd.)	South Korea	100%	100%	Manufacturing and trading of building materials
Boral Gypsum Korea Co. Ltd. [1]	South Korea	-	100%	Manufacturing and trading of building materials
China Plasterboard Corporation	British Virgin Islands	100%	100%	Investment holding
Boral Gypsum (Shanghai) Co. Ltd.	China	100%	100%	Manufacturing and trading of building materials
Boral Gypsum (Chongqing) Co. Ltd.	China	100%	100%	Manufacturing and trading of building materials
Boral Gypsum (Chengdu) Co. Ltd.	China	100%	100%	Manufacturing and trading of building materials
Boral Plasterboard (Shanghai) Co. Ltd.	China	96.80%	96.80%	Manufacturing and trading of building materials
Boral Gypsum (Shandong) Co. Ltd.	China	100%	100%	Manufacturing and trading of building materials
Boral Management Services Shanghai Co. Ltd.	China	100%	100%	Management services
USG Boral Building Products India Pvt. Ltd.	India	100%	100%	Manufacturing and trading of building materials
PT Petrojaya Boral Plasterboard	Indonesia	100%	100%	Manufacturing and trading of building materials
Boral Plasterboard (Malaysia) Sdn. Bhd.	Malaysia	100%	100%	Manufacturing and trading of building materials
Boral Plasterboard (Marketing) Sdn. Bhd.	Malaysia	100%	100%	Trading of building materials
Boral Plasterboard Philippines Inc.	Philippines	100%	100%	Trading of building materials

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

13	INVESTMENT IN SUBSIDIARIES (cont’d)

Name of subsidiary	Country of incorporation	Proportion of ownership interest and voting power held		Principal Activity
		2015	2014
Boonyavajara Mining Co. Ltd.	Thailand	100%	100%	Mining and trading
Boral Prestia Co. Ltd.	Thailand	100%	100%	Manufacturing and trading of building materials
The Siam Gypsum Industry Co. Ltd.	Thailand	71%	71%	Investment holding
The Siam Gypsum Industry (Saraburi) Co. Ltd.	Thailand	71%	71%	Manufacturing and trading of building materials
The Siam Gypsum Industry (Songkla) Co. Ltd.	Thailand	71%	71%	Manufacturing and trading of building materials
SGI Development Co.Ltd.	Thailand	71%	71%	Trading of building materials
Gypsum Business Limited	Thailand	100%	100%	Dormant
Boral Middle East FZE	UAE	100%	100%	Trading of building materials
Boral Middle East (Dubai) L.L.C. [2]	UAE	49%	49%	Trading of building materials
USG Boral Gypsum Vietnam Co., Ltd.	Vietnam	100%	100%	Manufacturing and trading of building materials
USG Cayman Holdings Ltd	Cayman Islands	100%	100%	Investment holding
USG Asia Pacific Holdings Pte Ltd	Singapore	100%	100%	Investment holding
USG ChinaLux S.a.r.l	Luxembourg	100%	100%	Investment holding
USG Manufacturing Worldwide Ltd	Cayman Islands	100%	100%	Investment holding
USG Interiors (Far East) Sdn Bhd	Malaysia	100%	100%	Manufacturing and trading of building materials
USG Interiors (Malaysia) Sdn Bhd	Malaysia	100%	100%	Trading of building materials
USG India Private Limited	India	100%	100%	Manufacturing and trading of building materials
Pacific Interiors Supply Pte Ltd	Singapore	100%	100%	Trading of building materials
International Resources Ltd	UAE	100%	100%	Investment holding
Zawawi Gypsum LLC	Oman	55%	55%	Mining and trading of building materials
Zawawi Drywall LLC	Oman	50%	50%	Manufacturing and trading of building materials
(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

13	INVESTMENT IN SUBSIDIARIES (cont’d)

[1]	Merged and consolidated with a related company, USG Boral Korea Co. Ltd.

[2]
Although the company owns less than half of the voting rights of Boral Middle East (Dubai) L.L.C., it has the power to appoint and remove the majority of the board of directors and control of this entity is by their board. Consequently, the entity is controlled by the company and is consolidated in these consolidated financial statements

Details of non-wholly owned subsidiaries that have material non-controlling interests

The table below shows details of non-wholly owned subsidiaries of the group that have material non-controlling interests:

Name of subsidiaries	Place of incorporation and principal place of business	Proportion of ownership interests and voting rights held by non-controlling interests		Profit (loss) allocated to non-controlling interests		Accumulated non-controlling interests
				US$’000		US$’000
		2015	2014	2015	2014	2015	2014
	Unaudited			Unaudited		Unaudited
The Siam Gypsum Industry Co. Ltd. and its subsidiaries	Thailand	29%	29%	9,052	2,446	85,926	86,983

Individually immaterial subsidiaries with non- controlling interests	N/A	N/A	N/A	(2,980)	(512)	9,163	11,334

				6,072	1,934	95,089	98,317

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

13	INVESTMENT IN SUBSIDIARIES (cont’d)

Summarised financial information in respect of the group’s subsidiaries that have material non-controlling interests is set out below. The summarised financial information below represents amounts before intragroup eliminations.

2015	2014
US$’000	US$’000
Unaudited

Current assets	$55,660	$51,723
Non-current assets	81,634	86,662

Current liabilities	(36,431)	(41,389)
Non-current liabilities	(3,667)	(3,882)

Equity attributable to owners of the company	69,009	66,111
Non-controlling interests	28,187	27,003

Revenue	135,866	47,478
Profit for the financial year	31,441	22,670
Total comprehensive income for the financial year, net of tax	32,168	22,975

Dividends paid to non-controlling interests	6,884	4,369

Net cash inflow from operating activities	32,229	15,402
Net cash (outflow) inflow from investing activities	(3,151)	15,865
Net cash outflow from financing activities	(23,319)	(30,911)

Net cash inflow	$5,759	$356

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

14	INVESTMENT IN ASSOCIATES

2015	2014
US$’000	US$’000
Unaudited

Cost of investment in associates	55,300	55,300
Dividends received	(1,680)	-
Share of post-acquisition loss	(1,900)	(866)

	51,720	54,434

Details of the associates are as follows:

Name of associate	Place of incorporation and operation	Proportion of ownership interest and voting power held		Principal Activity
		2015	2014
		Unaudited
Star-USG Building Materials Co. Ltd	China	50%	50%	Manufacturing and trading of building materials

USG Middle East Ltd	Saudi Arabia	45%	45%	Manufacturing and trading of building materials

Summarised financial information in respect of the group’s associates is set out below:

2015	2014
US$’000	US$’000
Unaudited

Total assets	94,709	105,957
Current liabilities	(54,797)	(53,643)

Net assets	39,912	52,314

Revenue	80,829	29,384

Loss for the financial year/period	(2,621)	(1,513)

Dividend received from associates during the year/period	1,680	-

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

15	DEFERRED TAX ASSETS (LIABILITIES)

2015	2014
US$’000	US$’000
Unaudited

At beginning of year	(16,607)	-
Assumed at acquisition of subsidiaries (Charge) Credit to profit or loss for the year (Note 24):	-	(18,283)
Property, plant and equipment	326	1,967
Retirement benefit obligations	(746)	(71)
Others	667	397
	247	2,293
Effects of foreign currency exchange differences	2,056	(617)
	(14,304)	(16,607)

Certain deferred tax assets and liabilities have been offset in accordance with the group’s accounting policy. The following is the analysis of the deferred tax balances (after offset) for consolidated statement of financial position purposes:

2015	2014
US$’000	US$’000
Unaudited

Deferred tax liabilities	(25,747)	(28,425)
Deferred tax assets	11,443	11,818
	(14,304)	(16,607)

Subject to the agreement by the tax authorities, at the end of the reporting period, the group has unutilised tax losses at June 30, 2015 of US$60,497,000 (unaudited) (2014: US$54,329,000) available for offset against future profits. No deferred tax assets have been recognized as of June 30, 2015 (unaudited) and 2014 due to unpredictability of future profit streams.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

15	DEFERRED TAX ASSETS (LIABILITIES) (cont’d)

The deferred tax assets (liabilities) provided in the consolidated financial statements are in respect of the tax effects on the following:

2015	2014
US$’000	US$’000
Unaudited

Deferred tax assets (before offsetting):
Temporary differences arising from:
Property, plant and equipment	9,793	10,205
Provisions and retirement benefit obligations	4,005	4,077

	13,798	14,282
Offsetting	(2,355)	(2,464)

Deferred tax assets (after offsetting)	11,443	11,818

Deferred tax liabilities (before offsetting):
Temporary differences arising from:
Property, plant and equipment	(27,795)	(30,241)
Others	(307)	(648)

	(28,102)	(30,889)
Offsetting	2,355	2,464

Deferred tax liabilities (after offsetting)	(25,747)	(28,425)

16	TRADE AND OTHER PAYABLES

2015	2014
US$’000	US$’000
Unaudited

Trade payables	82,855	93,019
Other payables and accrued expenses	52,012	52,276

	134,867	145,295

The average credit period for trade purchases ranges from 30 to 60 days as of June 30, 2015 (unaudited) and June 30, 2014. No interest is charged on the outstanding balances.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

17.	PROVISIONS

Non-Current Provision			Current Provision
Site Restoration	Restructuring	Total	Restructuring	Litigations	Total
US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

At January 14, 2014 (date of incorporation)	-	-	-	-	-	-
Assumed on acquisition of subsidiaries	50	-	50	24	41	65
Additional provision during the period	-	-	-	536	45	581
Utilisation of provisions	(9)		(9)	-	-	-
Exchange differences on translating foreign operations	1	-	1	(4)	(1)	(5)
At June 30, 2014	42	-	42	556	85	641

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

17.	PROVISIONS (cont’d)

Non-Current Provision			Current Provision
Site Restoration	Restructuring	Total	Restructuring	Litigations	Total
US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

At July 1, 2014 (unaudited)	42	-	42	556	85	641
Additional provision during the year	-	-	-	-	-	-
Utilisation of provisions	(5)		(5)	(520)	(76)	(596)
Reclassification		24	24	(24)		(24)
Exchange differences on translating foreign operations	(2)	-	(2)	(5)	(1)	(6)
At June 30, 2015 (unaudited)	35	24	59	7	8	15

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

18	LOANS AND BORROWINGS

2015	2014
US$’000 Unaudited	US$’000

Current
Unsecured:
- Term loans	900	2,630
- Revolving credits	15,832	8,601
- Bank overdrafts	2,807	11,618

Secured:
- Finance lease payables	254	300
- Bank overdrafts	662	-
- Term loans	3,618	-

Total current loans and borrowings	24,073	23,149

Non-current
Unsecured:
- Term loans	13,361	27,949

Secured:
- Term loans	29,849	22,068
- Finance lease payables	283	473

Total non-current loans and borrowings	43,493	50,490

Total loans and borrowings	67,566	73,639

The remaining maturities of the loans and borrowings at the end of the reporting period are as follows:

2015	2014
US$’000 unaudited	US$’000

More than 1 year and less than 2 years	-	6,231
More than 2 years and less than 5 years	23,075	36,108
More than 5 years	20,418	8,151

	43,493	50,490

Bank overdrafts are repayable on demand.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

18	LOANS AND BORROWINGS (cont’d)

The weighted average interest rates per annum for loans and borrowings at the end of the reporting period are as follows:

2015	2014
% p.a.	% p.a.
Unaudited

Term loans	3.77 – 7.00	6.30 - 9.80
Revolving credits	1.50 – 6.50	1.75 - 6.80
Bank overdrafts	1.80 – 11.00	1.77 - 11.00
Finance lease payables	8.00	9.20

The secured term loans, revolving credits and bank overdrafts are backed by the corporate guarantees given by the company and the shareholders.

	Minimum lease payments	Present value of minimum lease payments	Minimum lease payments	Present value of minimum lease payments
	2015	2015	2014	2014
	US$’000	US$’000	US$’000	US$’000
	Unaudited	Unaudited
Amounts payable under finance leases:

Within one year	294	254	355	300
In the second to fifth years inclusive	305	283	518	473

	599	537	873	773
Less: future finance charges	(62)	-	(100)	-

Present value of lease obligations	537	537	773	773

The Group leased certain motor vehicles under finance leases. The average lease term is 5 years (unaudited) (2014: 5 years). The Group has option to purchase the equipment for a nominal amount at the end of the lease terms. The Group’s obligation under finance lease are secured by the leased assets.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

19	RETIREMENT BENEFIT OBLIGATIONS

The defined benefit plan typically exposes the group to actuarial risks such as longevity risk and salary risk.

Type	Risk

Longevity risk
The present value of the defined benefits plan liability is calculated by reference to the best estimate of the mortality of plan participants during their employment. An increase in the life expectancy of the plan participants will increase the plan’s liability.

Salary risk
The present value of the defined benefit plan liability is calculated by reference to the future salaries of plan participants. As such, an increase in the salary of the plan participants will increase the plan’s liability.

The most recent actuarial valuation of the plan assets and the present value of the defined benefit obligation were carried out by external actuaries in the respective countries. The present value of the defined benefit obligation and the related current service cost and past service cost, were measured using projected unit credit method.

The principal assumptions used for the purpose of the actuarial valuations were as follows:

2015	2014
% p.a.	% p.a.
Unaudited

Discount rate	1.84 - 5.75	1.84 - 5.75
Future salary increase	4.50 - 10.00	4.50 - 10.00

Movement in the liability recognised in the consolidated statement of financial position:

2015	2014
US$’000	US$’000
Unaudited

At beginning of year	11,575	-
Assumed on acquisition of subsidiaries (Note 27)	-	10,794
Expense recognised in profit or loss	4,591	1,924
Benefits paid	(2,582)	(1,034)
Effect of exchange differences	(2,516)	(109)

At end of year	11,068	11,575

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

19	RETIREMENT BENEFIT OBLIGATIONS (cont’d)

The amount recognised in the consolidated statement of financial position are analysed as follows:

2015	2014
US$’000	US$’000
Unaudited

Present value of unfunded obligation	18,242	17,085
Fair value of plan assets	(7,174)	(5,510)

Net liability arising from retirement benefit obligations	11,068	11,575

Reconciliation of the present value of unfunded obligation are as follows:

2015	2014
US$’000	US$’000
Unaudited

At beginning of year	17,085	-
Assumed on acquisition of subsidiaries	-	15,129
Benefits paid	(2,582)	(1,034)
Current service cost	4,054	1,745
Interest on obligation	537	536
Effect of foreign currency exchange differences	(852)	709

At end of year	18,242	17,085

The amounts recognised in profit or loss are as follows:

2015	2014
US$’000	US$’000
Unaudited

Current service cost	4,054	1,745
Interest on obligation	537	179

	4,591	1,924

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

19	RETIREMENT BENEFIT OBLIGATIONS (cont’d)

Reconciliation in the fair value plan assets are as follows:

2015	2014
US$’000	US$’000
Unaudited

Beginning of year	5,510	-
Assumed on acquisition of subsidiaries	-	4,335
Interest income	2,273	357
Effect of foreign currency exchange differences	(609)	818

End of year	$7,174	$5,510

20	SHARE CAPITAL

2015	2014
Number of	Number of
shares	shares	2015	2014
‘000	‘000	US$’000	US$’000
Unaudited		Unaudited

Issued and fully paid:
Ordinary shares:
At beginning of year/ date of incorporation	1,022,944	-	1,022,944	-
Issued during the financial year/period	-	1,022,944	-	1,022,944

At end of year/period	1,022,944	1,022,944	1,022,944	1,022,944

Fully paid ordinary shares, which have no par value, carry one vote per share and a right to dividends as and when declared by the company.

The company was incorporated on January 14, 2014 with an issued and paid-up share capital of US$2, comprising 2 ordinary shares.

As approved by the directors via an ordinary resolution on February 28, 2014, the issued and paid-up share capital of company was increased from US$2, comprising 2 ordinary shares, to US$1,022,944,002, comprising 1,022,944,002 ordinary shares, by way of issuance of 1,022,944,000 new ordinary shares amounting to US$1,022,944,000 to acquire the subsidiaries as disclosed in Note 27.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

21	RESERVES

Other capital reserve

Other capital reserve comprises the fair value reserve amounting to US$34,191,000 as of June 30, 2015 (unaudited) and June 30, 2014, which resulted from the difference between the fair value of assets contributed by Boral Limited and the USG Corporation against the total amount of shares issued to the shareholders.

Translation reserve

The translation reserve comprises foreign currency differences arising from the translation of the financial statements of the group entities to US dollars.

Hedging reserve

The hedging reserve comprises the effective portion of the cumulative net change in the fair value of cash flow hedges related to hedged transactions that have not yet occurred.

Pension reserve

The pension reserve comprised the actuarial gains and losses on pension provision.

22	REVENUE

Revenue of the group relates to sales of plasterboard, ceiling tile, metal stud, compound and plaster, and other products.

23	FINANCE COSTS

2015	2014
US$’000	US$’000
Unaudited

Interest on bank overdrafts and loans	5,049	2,568
Other finance cost	227	96

	5,276	2,664

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

24	INCOME TAX EXPENSE

2015	2014
US$’000	US$’000
Unaudited

Current tax:
Singapore	176	96
Foreign	20,826	7,066
Deferred tax (Note 15)	(247)	(2,293)

	20,755	4,869

Income tax is calculated at 17% of the estimated assessable profit for both for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

The total charge for the year can be reconciled to the accounting profit as follows:

2015	2014
US$’000	US$’000
Unaudited

Profit before tax	73,056	14,052

Income tax expense calculated at 17%	12,420	2,389
Effects of different tax jurisdiction rates	8,411	1,363
Effects of: Tax holidays and incentives	(4,122)	(1,126)
Expenses not deductible for tax purposes	513	531
Deferred tax asset not recognised	326	(18)
Recognition of previously unrecognised tax losses	(547)	-
Over provision of tax in prior years	(610)	-
Withholding tax	4,364	1,730

	20,755	4,869

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

25	PROFIT FOR THE FINANCIAL YEAR

Profit for the financial year has been arrived after charging/(crediting) the following:

2015	2014
US$’000	US$’000
Unaudited

After charging:
Directors’ remuneration	6,054	1,159
Other employee benefits	79,528	27,625
Defined contribution plan expenses	4,192	293
Contribution to defined benefit plan (Note 19)	4,591	1,924
Depreciation of property, plant and equipment (Note 10)	38,153	6,619
Amortisation of intangible assets (Note 11)	9,511	3,192
Allowance on doubtful debts (Note 7)	399	1,549
Net foreign exchange loss	221	-
Allowance for inventory obsolescence	430	1,749

After crediting:
Interest income	2,770	1,553
Reversal of allowance for doubtful debts (Note 7)	469	387
Reversal of allowance for inventory obsolescence	2,485	288
Gains on disposal of property, plant and equipment	190	21

26	DIVIDENDS PAID

On May 18, 2015, interim dividend of $17.28 per share amounting to US$17,683,000 (unaudited) (2014: US$Nil) was paid to shareholders.

On October 14, 2014 and February 14, 2015, a subsidiary paid dividends amounting to US$6,884,000 (unaudited) (2014: US$4,369,000) to non-controlling interests.

27	ACQUISITION OF SUBSIDIARIES

On February 28, 2014, the group acquired all the subsidiaries as detailed in Note 13 as a result of the joint venture arrangements between USG Corporation, a company incorporated and listed in the United States of America, and Boral Limited, a company incorporated and listed in Australia. This transaction has been accounted for by the acquisition method of accounting.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

27	ACQUISITION OF SUBSIDIARIES (cont’d)

Assets acquired and liabilities assumed at the date of acquisition of subsidiaries are as follows:

US$’000

ASSETS

Current assets
Cash and cash equivalents	96,541
Trade and other receivables	80,049
Prepayments	4,472
Tax recoverable	15,857
Derivative financial instruments	312
Inventories	53,787

Total current assets	251,018

Non-current assets
Property, plant and equipment	517,302
Intangible assets	115,365
Investment in associates	55,300
Deferred tax assets	11,471
Other receivables	7,786

Total non-current assets	707,224

Total assets	958,242

LIABILITIES

Current liabilities
Trade and other payables	109,374
Provisions	65
Loans and borrowings	40,687
Income tax payable	7,530
Derivative financial instruments	687

Total current liabilities	158,343

(Forward)

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

27	ACQUISITION OF SUBSIDIARIES (cont’d)

US$’000

Non-current liabilities
Retirement benefit obligations	10,794
Provisions	50
Loans and borrowings	44,044
Deferred tax liabilities	29,754
Derivative financial liabilities	199

Total non-current liabilities	84,841

Total liabilities	243,184

Net assets acquired and liabilities assumed	715,058

The non-controlling interest in The Siam Gypsum Industry Co. Ltd. and its subsidiaries (29%), Boral Plasterboard (Shanghai) Co., Ltd. (3%), Zawawi Gypsum LLC (45%) and Zawawi Drywall LLC (50%) recognised at the acquisition date were measured by reference to the fair value of the non-controlling interests and amounted to US$88,700,000, US$800,000, US$32,200,000 and (US$21,140,000) respectively. The fair values were estimated by applying an income approach. The following were the key model inputs used in determining the fair values:

•	Assumed discount rate range of 10% to 11%;

•	Assumed long-term sustainable growth rates up to 9.2%; and

•	Assumed adjustments because of the lack of control or lack of marketability that market participants would consider when estimating the fair values of the non-controlling interests.

Goodwill arising on acquisition:

US$’000

Consideration transferred	1,057,135
Plus: Non-controlling interests	100,560
Less: Fair value of identifiable net assets acquired	(715,058)

Goodwill arising on acquisition	442,637

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

27	ACQUISITION OF SUBSIDIARIES (cont’d)

It is not practical to disclose the information of the revenue and profit or loss of the subsidiaries for the financial period ending June 30, 2014 as though the acquisition date for the business combination that occurred during that period had been as of the date of incorporation as the completion of the business combination occurred later than the date of incorporation. Also, it is not practical to obtain the consolidation information of those subsidiaries acquired before the completion of the business combination.

Net cash inflow in acquisition of subsidiaries mainly arose from cash and cash equivalents acquired as below:

Group
US$’000

Cash and cash equivalents	96,541

Goodwill arose in the acquisition of subsidiaries because the cost of the combination included a control premium. In addition, the consideration paid for the combination effectively included amounts in relation to the benefit of expected synergies, revenue growth, future market development and the assembled workforce of the subsidiaries. These benefits are not recognised separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets

None of the goodwill arising on these acquisitions is expected to be deductible for tax purposes.

28	OPERATING LEASE COMMITMENTS

2015	2014
US$’000	US$’000
Unaudited

Minimum lease payments under operating leases included in the consolidated statement of profit or loss and other comprehensive income	$3,207	$756

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS as of
June 30, 2015 (unaudited) and June 30, 2014 and for the year ended June 30, 2015 (unaudited) and for the period from January 14, 2014 (date of incorporation) through June 30, 2014.

28	OPERATING LEASE COMMITMENTS (cont’d)

At the end of the reporting year, the group has outstanding commitments under non-cancellable operating leases, which fall due as follows:

2015	2014
US$’000	US$’000
Unaudited

Within 1 year	3,540	3,207
Within 2 to 5 years	10,512	11,088

	14,052	14,295

Operating lease payments represent rentals payable by the group for its office premises.  Leases are negotiated for an average term of 3 to 5 years and rentals are fixed for an average of 3 years (unaudited).

29	CAPITAL COMMITMENTS

2015	2014
US$’000	US$’000
Unaudited

Commitments for the acquisition of property, plant and equipment	38,357	16,880

30	COMPARATIVE FIGURE

In 2014, the financial statements covered the financial period from the date of the incorporation on January 14, 2014 to June 30, 2014.

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

C O N T E N T S

PAGE
Independent auditors’ report	1 - 2

Consolidated statement of financial position	3 - 4

Consolidated statement of profit or loss and other comprehensive income (loss)	5 - 6

Consolidated statement of changes in equity	7 - 8

Consolidated statement of cash flows	9 - 10

Notes to the consolidated financial statements	11 - 79

USG BORAL BUILDING PRODUCTS PTE. LIMITED
AND ITS SUBSIDIARIES

(Registration No. 201401466N)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2015 (UNAUDITED) and FOR THE PERIOD FROM JANUARY 14, 2014 (date of incorporation) THROUGH June 30, 2014